November 27, 2023
To our shareholders:

Tampa Electric Company (“TECO”) and Anterix signed a definitive agreement for the long-term usage of 900 MHz spectrum. The agreement, which covers an approximately 2,000-square-mile service territory in West Central Florida (the “TECO Agreement”), will enable TECO to deploy a private LTE network providing critical broadband communications capabilities in support of its initiatives.

Key components of the TECO agreement include:

•Exclusive use of 6 MHz of broadband spectrum in TECO’s service area.

•An agreement term of up to 40 years, consisting of an initial term of 20 years, with an option to extend the agreement for two 10-year terms for additional payments.
•Full payment of $34.5 million for the initial 20-year term of the agreement is scheduled to be prepaid in full by mid-2025. Approximately $7 million will be paid by the end of fiscal year 2024, while the timing of the remaining payments is subject to Anterix’s delivery of broadband spectrum.

•Delivery of the broadband spectrum is scheduled to commence in fiscal year 2025. In anticipation of this agreement, Anterix has been proactively clearing incumbents out of the 900 MHz broadband segment in TECO’s service areas to prepare for license applications.

In addition:

•Anterix expects to recognize revenue from the TECO agreement commencing in fiscal year 2025. Revenue will be recognized according to GAAP, based on straight line amortization as spectrum is delivered over the life of the agreement.

Forward-looking Statements

Certain statements contained in this factsheet, other than historical information, constitute forward-looking statements within the meaning of the Federal securities laws. Words such as “believes,” “anticipates,” “estimates,” “expects,” “intends,” “aims,” “potential,” “will,” “would,” “could,” “considered,” “likely,” “estimate” and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. Forward-looking statements include, but are not limited to, statements regarding: (i) the timing of payments under the TECO Agreement, (ii) Anterix’s and TECO’s ability to negotiate and enter into agreements with incumbents to clear the 900 MHz Broadband Spectrum allocation in TECO’s service areas on a timely basis and on commercially reasonable terms; (iii) Anterix's ability to qualify for and timely secure broadband licenses in TECO’s service areas; and (iv) Anterix's ability to satisfy the other terms of its agreement with TECO. Any such forward-looking statements are based on the current expectations of Anterix's management and are subject to a number of risks and uncertainties that could cause Anterix's actual future results to differ materially from its management's current expectations or those implied by the forward-looking statements. These risks and uncertainties include, but are not limited to: (i) Anterix may not be successful in commercializing its spectrum assets to its targeted utility and critical infrastructure customers on a timely basis and on favorable terms; (ii) Anterix may be unable to secure broadband licenses from the FCC on a timely and cost-effective basis; (iii) Anterix has a limited operating history with its current business plan, which makes it difficult to evaluate its prospects and future financial results and its business activities, strategic approaches and plans may not be successful; and (iv) the value of Anterix's spectrum assets may fluctuate significantly based on supply and demand, as well as technical and regulatory changes. These and other risk factors that may affect Anterix's future results of operations are identified and described in more detail in Anterix's most recent filings on Forms 10-K and 10-Q and in other filings that it makes with the SEC from time to time. These documents are available on Anterix's website at www.anterix.com under the Investor Relations section and on the SEC's website at www.sec.gov. Accordingly, you should not rely upon forward-looking statements as predictions of future events. Except as required by applicable law, Anterix undertakes no obligation to update publicly or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.